UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2008
SXC HEALTH SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)
Commission File Number: 000-52073

Yukon Territory, Canada	75-2578509

(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
2441 Warrenville Road, Suite 610
Lisle, Illinois 60532-3246
(Address of principal executive offices, including zip code)
(630) 577-3206
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
     Yesterday, April 29, 2008, SXC Health Solutions Corp. (“SXC”) announced that its indirect, wholly-owned subsidiary accepted for payment and exchange all shares validly tendered and not withdrawn pursuant to its exchange offer for all outstanding shares of common stock of National Medical Health Card Systems, Inc. (“NMHC”) at a per share price of $7.70 in cash, without interest, and 0.217 of a common share of SXC.
     As of the expiration of the exchange offer, based on information provided by the Exchange Agent and Depositary for the exchange offer, a total of approximately 11,729,145 shares of NMHC common stock were tendered and not withdrawn, representing approximately 90.15% of NMHC’s outstanding shares.
     As SXC, through its indirect, wholly-owned subsidiary, now owns more than 90 percent of the outstanding shares of NMHC common stock, it expects to merge its subsidiary with and into NMHC pursuant to a short-form merger as a result of which NMHC will become an indirect, wholly-owned subsidiary of SXC and each share of common stock of NMHC outstanding immediately prior to the short-form merger (other than shares of NMHC common stock held in NMHC’s treasury or owned by NMHC, SXC or any of its subsidiaries and shares for which dissenter’s rights have been perfected) will be converted into the right to receive $7.70 in cash, without interest, and 0.217 of a common share of SXC. No further action is required by the remaining stockholders of NMHC to effect the merger.
     The full text of the press release is attached as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated April 29, 2008
* * * * * * *
Additional Information
A registration statement (the “Registration Statement”) relating to the SXC common shares being offered in the exchange offer and the subsequent merger has been filed with the SEC and declared effective. NMHC STOCKHOLDERS ARE URGED TO CAREFULLY READ THIS DOCUMENT AND THE OTHER DOCUMENTS RELATING TO THE EXCHANGE OFFER AND SUBSEQUENT MERGER BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION RELATING TO THE EXCHANGE OFFER AND SUBSEQUENT MERGER. You may obtain a free copy of these documents, and other annual, quarterly and special reports, proxy statements and other information filed with the SEC by SXC or NMHC, at the SEC’s website at www.sec.gov. Investors and security holders may also read and copy any reports, statements and other information filed by SXC, Comet Merger Corporation or NMHC with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.
Forward-looking Statements
This communication contains forward-looking statements. Forward-looking statements may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” continue,” or the negative of such terms, or other comparable terminology. Such statements include, but are not limited to, statements about the expected benefits of the transaction involving SXC and NMHC, including potential synergies and cost savings, future financial and operating results, and the combined company’s plans and objectives. In addition, statements made in this communication about anticipated financial results, future operational improvements and results or regulatory approvals are also forward-looking statements. Such forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against NMHC or SXC and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to satisfy the conditions to the merger; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the exchange offer or the merger; (5) the ability to recognize the benefits of the merger; (6) legislative, regulatory and economic developments; and (7) other factors described in filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond NMHC’s and SXC’s ability to control or predict. SXC can give no assurance that the merger will be completed or that the conditions to the merger will be satisfied. SXC undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. SXC is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SXC HEALTH SOLUTIONS CORP.
Dated: April 30, 2008	By:	/s/ Jeffrey Park
		Name:	Jeffrey Park
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 29, 2008